UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Pernix Therapeutics Holdings, Inc.
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YOUR IMMEDIATE ACTION IS REQUESTED

Please Vote Your Shares for the May 22nd Annual Meeting Today

JOHN A. SEDOR
Chairman and
Chief Executive Officer

April 30, 2018

Dear Pernix Therapeutics Holdings, Inc. Stockholder:

We recently mailed to you proxy materials for our 2018 Annual Meeting of Stockholders to be held at the Hyatt Morristown at Headquarters Plaza, 3 Speedwell Avenue, Morristown, New Jersey 07960, on May 22, 2018 at 9:30 a.m., local time.  Your vote is extremely important regardless of the number of shares you own.

At the Annual Meeting, you are being asked to vote on six proposals. Our Board of Directors (the "Board") unanimously recommended that you vote FOR each of the five Board nominees and FOR each of the proposals.

I would like to take this opportunity to highlight Proposals 2, 3, 4 and 5 specifically and discuss why each are in the best interests of our stockholders.

Proposal 2 asks our stockholders to approve an amendment to increase the number of shares reserved under the 2017 Omnibus Incentive Plan (the "Incentive Plan") by 600,000 shares of our common stock. We believe this proposal is in the best interests of our stockholders for the following reasons:

  The Incentive Plan Covers All Employees and Directors: This Incentive Plan pertains to all 130 Pernix employees and is not limited to senior executives and/or Board members.
  Allows the Company to Attract and Retain the Best Employees: It is critical for Pernix to attract and retain excellent personnel, executives and managers to operate the business and Board members to guide the business in the best interests of all stockholders. Equity awards are central to our employment value proposition and an essential part of our compensation package. We view them as critical to our ability to compete for top talent as we grow.
  Number of Shares Requested Recommended by Third-Party Compensation Consultant: During the 2017 compensation period, the Board asked our stockholders to approve the Incentive Plan with a number of authorized shares that was below the number of shares that had been recommended by the Board's third-party compensation consultant. The number of shares requested in this year's proxy is not a "catch-up", but rather is in line with the consultant's recommended number of shares based upon the fiscal progress achieved by Pernix in the last 18 months.

Proposal 3 asks our stockholders to approve an amendment to our charter to provide for a "majority voting standard" with respect to stockholder approval of business combinations and certain other extraordinary corporate actions. This proposal benefits our stockholders in the following ways:

  Pro-Stockholder Amendment: This proposal is a "stockholder-friendly" amendment to allow for the sale of the Company or other extraordinary corporate actions to be approved by a majority of stockholders. The proposed amendment would eliminate the more onerous two-thirds approval default requirement under the Maryland General Corporation Law.

10 North Park Place, Suite 201    |    Morristown, NJ 07960    |    800.793.2145    |    www.pernixtx.com

  Consistent with Independent Proxy Advisory Firm Guidelines: This change is favored by two leading independent institutional proxy advisory firms, Institutional Shareholder Services, Inc. and Glass Lewis & Co. Moreover, this threshold is also consistent with the corporate law in many states, including Delaware.
  Avoids undue burden on a potential buyer in obtaining approval for a transaction from the Company's stockholders. The two-thirds approval requirement could serve as a deterrent to potential buyers of the Company or a potential partner for a meaningful transaction.

This proposal requires approval from a majority of our outstanding shares, so not voting is the same as a vote against.

Proposal 4: On February 28, 2018, the Board adopted an amendment to the Company's bylaws for an "exclusive forum selection" provision (the "Exclusive Forum Amendment"), meaning that the exclusive forum for specified legal actions involving Pernix generally will be in the Circuit Court of Baltimore City, Maryland (or, in certain circumstances, the United States District Court for the District of Maryland in Baltimore). While stockholder approval is not required to approve this amendment, the Board has nevertheless decided to request that our stockholders ratify this Exclusive Forum Amendment on an advisory basis. The expected benefits are:

  Provides consistent legal forum: As Pernix is incorporated in Maryland, it will benefit by having all legal actions held in its state of incorporation (unless the Company consents to an alternative legal forum). This will result in a more streamlined and efficient process, potentially lowering administrative costs.
  Eliminates forum shopping: The Exclusive Forum Amendment may minimize plaintiff "forum shopping" and the related practice of filing parallel lawsuits in multiple jurisdictions. The Board regards the Exclusive Forum Amendment as a good governance and cost-saving measure that should also reduce the incidence of multi-forum litigation.

Proposal 5 seeks stockholder approval of the compensation practices related to our named executive officers. This vote is not intended to address the specific compensation arrangement of any officer, but rather the overall compensation practices related to our senior executive officers, as disclosed in our proxy statement.

This non-binding advisory proposal, commonly known as a "say-on-pay" proposal, is required under Section 14A of the Securities Exchange Act of 1934, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in July 2010.

The Company's compensation policies are intended to align the executives' incentives with the achievement of Pernix's strategic goals, which should ultimately also enhance stockholder value by:

  attracting and retaining the services of talented personnel who possess the necessary leadership, management skills and industry expertise;
  motivating key employees to achieve pre-specified goals; and
  ensuring that compensation provided is fair, reasonable and competitive considering performance and the compensation paid to executives of similarly situated companies.

The Board, with the advice of its independent compensation expert, has attempted to put in place executive compensation structures that properly incentivize our executives to achieve the Company's strategic goals. The Company's independent compensation expert makes recommendations to the Company's Board that focus upon three primary components: base salary, annual cash incentives and long-term equity awards. The Board, using this information, then creates linkage to pre-established pay-for performance metrics, balancing both the short and long-term goals and objectives of the Company.

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How to Vote

Your vote is important. Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the 2018 Annual Meeting.

With the May 22nd Annual Meeting only a short time away, we encourage you to vote online, by telephone or by mail in the enclosed pre-paid return envelope.

Thank you for voting.

John A. Sedor
Chairman and Chief Executive Officer

If you have any questions, please call the firm assisting us with the solicitation of proxies,
Saratoga Proxy Consulting LLC, at (212) 257-1311 or (888) 368-0379.

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GO VOTE

PERNIX®
THERAPEUTICS

YOUR Vote Counts!

Vote Today!

R06116-EPR